Exhibit 99.1

Investor Contact:	Company Contact:
Andrew Blazier, Senior Associate	Thomas W. Bennet, Jr., CFO
Sharon Merrill	(978) 970-5600
(617) 542-5300	tbennet@trcsolutions.com
trr@investorrelations.com

TRC Announces Third-Quarter Fiscal 2016 Financial Results

Third-Quarter FY 2016 Highlights

•	NSR[1] up 20% to $121.3 million

•	Adjusted operating income[2] of $2.8 million

•	Adjusted EBITDA[2] of $7.9 million

•	Adjusted net income[2] of $1.7 million

•	Adjusted EPS[2] of $0.05

•	Operating cash flow of $17.0 million

Lowell, MA, May 4, 2016 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, environmental consulting and construction-management services to the energy, environmental, infrastructure and pipeline markets, today announced financial results for the fiscal third quarter ended March 25, 2016.
“During the third quarter, we advanced our strategy to position TRC as the leading provider of full-service solutions to our primary markets,” said Chris Vincze, Chairman and Chief Executive Officer. “In just 120 days, we have fully integrated the Pipeline Services segment acquisition into TRC’s systems. Pipeline Services results drove the 20% increase in NSR from the third quarter a year ago.”

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Exhibit 99.1

	Three Months Ended			Nine Months Ended
	March 25,	March 27,	%	March 25,	March 27,	%
(In millions, except per share data)	2016	2015	Change	2016	2015	Change

GAAP Results
Net service revenue (1)	$121.3	$101.0	20%	$332.8	$293.5	13%
Acquisition and integration expense	$1.6	$—	N/A	$3.7	$—	N/A
Goodwill impairment	$24.5	$—	N/A	$24.5	$—	N/A
Depreciation	$1.9	$1.3	49%	$5.1	$4.5	13%
Amortization	$3.2	$0.9	249%	$5.1	$2.6	93%
Operating income	$(23.3)	$7.1	-426%	$(8.9)	$20.0	-145%
Net (loss) income applicable to TRC Companies, Inc.	$(14.3)	$5.2	-377%	$(5.9)	$12.7	-146%
Diluted (loss) earnings per common share	$(0.46)	$0.17	-371%	$(0.19)	$0.41	-146%

Non-GAAP Results
Adjusted operating income (2)	$2.8	$7.1	-61%	$19.3	$20.0	-4%
Adjusted EBITDA (2)	$7.9	$9.4	-16%	$29.4	$27.1	8%
Adjusted net income (2)(3)	$1.7	$5.2	-66%	$11.4	$12.7	-10%
Adjusted diluted earnings per common share (2)(3)	$0.05	$0.17	-71%	$0.36	$0.41	-12%

(1)	The Company believes net service revenue (NSR) best reflects the value of services provided and is the most meaningful indicator of revenue performance.

(2)	Excludes acquisition and integration expenses of $1.6 million and $3.7 million and goodwill impairment charges of $24.5 million for the three and nine months ended March 25, 2016, respectively.

(3)
Excludes goodwill impairment and acquisition related expense in note 2, net of an income tax benefit of $10.1 million and $10.9 million for the three and nine months ended March 25, 2016, respectively.

Comments on Segment Results

“Our Energy segment experienced a 3% decline in NSR and 9% decline in segment profit year over year, driven by delays related to a significant new project award and timing associated with the receipt of change orders,” Vincze continued. “In our Infrastructure segment, renewed transportation-related spending by our municipal and state clients drove a 10% increase in segment NSR on solid 20% margins. The 4% decline in segment profit was due to a significant change order awarded in the year-ago quarter. In our Environmental segment, the continued slowdown from certain oil and gas clients led to a 2% decline in NSR and a profit decline of 20% year-over-year.

“Our newest and fourth segment, Pipeline Services, has been affected by the downturn that has spread throughout the oil and gas sector,” Vincze said. “Pipeline services delivered NSR of $21.6 million and a segment loss of $3.1 million. We have undertaken a series of cost reduction initiatives with total annualized savings of approximately $15 million, in order to align segment expenses with current revenues in this business. We also incurred $1.6 million of acquisition integration expenses in Q3. In addition, given the steep

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

decline in near-term demand in the oil and gas sector, we incurred a non-cash goodwill impairment charge in the quarter associated with the Pipeline Services segment acquisition.”

Business Outlook

"We continue to believe in the long-term prospects for each of our segments. The underlying market fundamentals in our Energy segment remain strong, spurred by demand from our utility clients and activity on the energy efficiency and renewables fronts. Infrastructure segment backlog is healthy, driven by increased transportation spending at both the state and federal levels and a new federal transportation bill. Although we are experiencing a slowdown from our oil and gas clients in our Environmental segment, demand for services related to environmental remediation, construction, transaction support, the retirement of coal plants and the need to transport natural gas should contribute to segment revenue going forward. Despite the market constraints currently affecting our Pipeline Services segment, the long-term outlook is positive on the strength of domestic demand for energy, the need for comprehensive pipeline integrity management, an expected increase in U.S. fossil fuel exports and the transition from coal-fired power plants to natural gas.”

Conference Call Information / Reconciliation of Non-GAAP Metrics

TRC will webcast its financial results conference call today, May 4, 2016 at 9 a.m. ET. To listen to the live webcast and access the accompanying presentation slides, visit the “Investor Center” section of TRC’s website at www.TRCsolutions.com. Those slides also contain a reconciliation of non-GAAP metrics utilized in this press release to GAAP metrics. The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328. A webcast replay will be available on the Company’s website for approximately one year.

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, environmental consulting and construction management firm that provides integrated services to the energy, environmental, infrastructure and pipeline markets. TRC serves a broad range of commercial, industrial and government clients, implementing complex projects from initial concept to delivery and

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter and StockTwits at @TRC_Companies and on LinkedIn.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC’s future expectations, contain projections of the Company’s future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the uncertainty of TRC’s operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC’s services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and other factors included from time to time in the Company’s other filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 25, 2016	March 27, 2015	March 25, 2016	March 27, 2015
Gross revenue	$158,130	$130,777	$451,332	$397,030
Less subcontractor costs and other direct reimbursable charges	36,877	29,783	118,534	103,579
Net service revenue	121,253	100,994	332,798	293,451
Interest income from contractual arrangements	27	23	69	67
Insurance recoverables and other income	146	753	1,919	6,238
Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	104,030	83,486	280,690	247,275
General and administrative expenses	9,523	8,927	24,690	25,360
Acquisition and integration expenses	1,606	—	3,724	—
Goodwill impairment	24,465	—	24,465	—
Depreciation	1,942	1,303	5,070	4,481
Amortization	3,162	905	5,078	2,633
Total operating costs and expenses	144,728	94,621	343,717	279,749
Operating (loss) income	(23,302)	7,149	(8,931)	20,007
Interest income	189	—	326	—
Interest expense	(1,073)	(73)	(1,562)	(125)
(Loss) income from operations before taxes	(24,186)	7,076	(10,167)	19,882
Income tax benefit (provision)	9,954	(1,916)	4,358	(7,244)
Net (loss) income	(14,232)	5,160	(5,809)	12,638
Net (income) loss applicable to noncontrolling interest	(65)	5	(59)	14
Net (loss) income applicable to TRC Companies, Inc.	$(14,297)	$5,165	$(5,868)	$12,652

Basic (loss) earnings per common share	$(0.46)	$0.17	$(0.19)	$0.42
Diluted (loss) earnings per common share	$(0.46)	$0.17	$(0.19)	$0.41

Weighted-average common shares outstanding:
Basic	31,045	30,382	30,886	30,233
Diluted	31,045	30,737	30,886	30,551

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	March 25, 2016	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$9,120	$37,296
Restricted cash	—	122
Accounts receivable, less allowance for doubtful accounts	145,789	138,346
Insurance recoverable - environmental remediation	38,745	40,927
Restricted investments	6,156	6,701
Deferred income tax assets	16,280	16,057
Income taxes refundable	203	412
Prepaid expenses and other current assets	27,559	10,499
Total current assets	243,852	250,360

Property and equipment	73,114	64,594
Less accumulated depreciation and amortization	(50,356)	(50,885)
Property and equipment, net	22,758	13,709
Goodwill	75,337	37,024
Intangible assets, net	48,726	9,304
Long-term deferred income tax assets	10,284	2,867
Long-term restricted investments	16,870	18,385
Long-term prepaid insurance	24,258	25,929
Other assets	20,174	5,303
Total assets	$462,259	$362,881
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$20,031	$50
Current portion of capital lease obligations	—	166
Accounts payable	32,370	31,999
Accrued compensation and benefits	47,552	47,233
Deferred revenue	16,010	10,612
Environmental remediation liabilities	8,669	8,695
Income taxes payable	212	3,271
Other accrued liabilities	45,605	42,170
Total current liabilities	170,449	144,196
Non-current liabilities:
Long-term debt, net of current portion	83,756	55
Income taxes payable and deferred income tax liabilities	2,067	1,647
Deferred revenue	60,492	68,579
Environmental remediation liabilities	461	489
Total liabilities	317,225	214,966
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 31,057,243 and 31,053,761 shares issued and outstanding, respectively, at March 25, 2016, and 30,485,510 and 30,482,028 shares issued and outstanding, respectively, at June 30, 2015	3,106	3,049
Additional paid-in capital	193,288	191,321
Accumulated deficit	(51,807)	(45,939)
Accumulated other comprehensive loss	(79)	(88)
Treasury stock, at cost	(33)	(33)
Total stockholders' equity applicable to TRC Companies, Inc.	144,475	148,310
Noncontrolling interest	559	(395)
Total equity	145,034	147,915
Total liabilities and equity	$462,259	$362,881

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995